Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-106929 and 333-251231 on Form S-8 of United Bancshares, Inc., of our report dated March 13, 2023, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K as of and for the three years ended December 31, 2022, listed in the accompanying index.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Toledo, Ohio

March 13, 2023